Exhibit 10.55

[Company Letterhead]

December 18, 2017

[NAME]

Re:    Change in Control Agreement

Dear [NAME]:

I write concerning the outstanding award of restricted stock units with respect to [______] common shares of Sphere 3D Corp. (the “Company”), which was granted to you by the Company on or about May 10, 2017. Such award (the “Award”) was granted pursuant to the Company’s 2015 Performance Incentive Plan (the “Plan”) and a restricted stock unit agreement entered into by you and the Company to evidence the Award (the “Award Agreement”).

The purpose of this letter is to set forth our agreement to amend the Award Agreement to provide that if a Change in Control Event (as such term is defined in Exhibit A to this letter) occurs and you are a member of the Company’s Board of Directors immediately prior to such Change in Control Event, the Award, to the extent then outstanding and unvested, shall become fully vested as of (or, as appropriate to give effect to the acceleration, immediately prior to) the Change in Control Event.

Except as expressly set forth above, this letter agreement does not modify any other terms of the Award or the Award Agreement. In the event of a conflict or inconsistency between the provisions of this letter agreement and the provisions of the Award Agreement, the provisions of this letter agreement will control.

If this letter accurately sets forth our agreement with respect to the foregoing matters, please sign the enclosed copy of this letter and return it to me.

Sincerely,

__________________________
Eric Kelly
Chief Executive Officer

Acknowledged and Agreed:

By:
    [NAME]

EXHIBIT A

DEFINITION OF CHANGE IN CONTROL EVENT

As used in this letter agreement, “Change in Control Event” means the occurrence of any of the following:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (such individual, entity or group, a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the then-outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), any acquisition by any entity pursuant to a transaction that complies with all of clauses (b)(1), (2) and (3) below shall not constitute a Change in Control Event;

(b)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of assets of the Company that account for more than fifty percent (50%) of the Company’s revenue for the immediately preceding four (4) full fiscal quarters as reflected in the Company’s financial statements, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or assets of the Company that account for more than fifty percent (50%) of the Company’s revenue for the immediately preceding four (4) fiscal quarters as reflected in the Company’s financial statements, either directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of fifty percent (50%) existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(c)
Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control Event under clause (b) above.

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